As filed with the Securities and Exchange Commission on August 8, 2001

                                       REGISTRATION STATEMENT NO. 333 -_____

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                    REGISTRATION STATEMENT ON
                             FORM S-8
                 UNDER THE SECURITIES ACT OF 1933

                         BANNER CORPORATION
 ----------------------------------------------------------------------------
      (Exact name of registrant as specified in its charter)

           Washington                            91-1691604
 ----------------------------------------------------------------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)


                       10 South First Avenue
                  Walla Walla, Washington 99362
                          (509) 527-3636
 ----------------------------------------------------------------------------
             (Address of principal executive offices)

            Banner Corporation 2001 Stock Option Plan
 ----------------------------------------------------------------------------
                     (Full title of the Plan)

 Gary Sirmon                                   John F. Breyer, Jr., Esquire
 President and Chief Executive Officer               Breyer & Associates PC
 Banner Corporation                              1100 New York Avenue, N.W.
 10 South First Avenue                                       Suite 700 East
 Walla Walla, Washington 99362                      Washington, D.C.  20005
 (509) 527-3636                                              (202) 737-7900
 --------------------------------------------------------------------------
         Name, address and telephone number of agent for service

                  Calculation of Registration Fee
 --------------------------------------------------------------------------

 Title of
 Securities        Amount      Proposed Maximum  Proposed Maximum   Amount of
 to be             to be       Offering Price    Aggregate         Registration
 Registered      Registered(1) Per Share         Offering Price      Fee
 --------------------------------------------------------------------------
 Common Stock,
 $0.01 par value   480,000      $21.82(2)        $10,473,600       $2,619.00
 --------------------------------------------------------------------------

 (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
       Of this number, 480,000 shares are being registered for issuance under the 2001 Stock Option Plan, (the "Plan"); together with an indeterminate number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock.

 (2) Estimated in accordance with Rule 457(c), calculated on the basis of $21.82 per share, which was the average of the high and low trading prices of Banner Corporation's common stock as reported on the Nasdaq National Market on August 8, 2001, the last day the stock was traded.

                          ---------------------------
     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Banner Corporation 2001 Stock Option Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                              PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
------
     The following documents previously or concurrently filed by Banner Corporation (the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement.

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 0-26584) is concurrently being filed pursuant to the Securities Exchange Act of 1934, as amended;

(b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 (File No. 0-26584) filed pursuant to the Securities Exchange Act of 1934, as amended; and

(c) No other reports have been filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by audited financial statements contained in the report referred to in Item 3(a) above.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Banner Corporation, 10 South First Avenue, Walla Walla, Washington 99362, telephone number (509) 527-3636.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities
------
     Not Applicable

Item 5.  Interests of Named Experts and Counsel
------
     Not Applicable

Item 6.  Indemnification of Directors and Officers
------

     Article XIV of the Registrant's Articles of Incorporation requires indemnification of directors, officers and employees to the fullest extent permitted by Washington law.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     Section 23B08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts of omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled.

Item 7.  Exemption From Registration Claimed
------
     Not Applicable

Item 8.  Exhibits
------
     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

                                                    Reference to Prior Filing
                                                       or Exhibit Number as
Exhibit Number     Description of Exhibit                   Attached Hereto
-------------- ------------------------------       -------------------------
  4.1          Articles of Incorporation of Banner             *
                 Corporation
  4.1(a)       Resolution re: Amendment to Articles of        4.1
                 Incorporation of Banner Corporation
  4.2          Bylaws of Banner Corporation                   4.2

  4.3          Form of Certificate of Common Stock for        4.3
                 Banner Corporation

  5            Opinion of Breyer & Associates PC              5

 23.1          Consent of Deloitte & Touche LLP              23.1

 23.2          Consent of Breyer & Associates PC       Contained in Exhibit 5

 24            Power of attorney                    Contained on signature page

 99.1          Banner Corporation 2001 Stock Option Plan     99.1

* Articles of Incorporation of Registrant [incorporated by reference to Registration Statement on Form S-1, as amended (File No. 33-93386)].

Item 9.  Undertakings
------
     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Banner Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Walla Walla, and the State of Washington the 6th day of August, 2001.

                                BANNER CORPORATION



                                By /s/Gary Sirmon
                                   ---------------
                                   Gary Sirmon
                                   President and Chief Executive Officer
                                   (Duly Authorized Representative)


                        POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Gary Sirmon his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


         By:/s/Gary Sirmon                         Date: August 6, 2001
            --------------                               --------------
            Gary Sirmon
            President, Chief Executive Officer and Director
            (Principal Executive Officer)


         By:                                       Date:
            ------------------                           --------------
            Brent A. Orrico
            Director


         By:/s/Wilber Pribilsky                    Date: August 6, 2001
            -------------------                          --------------
            Wilber Pribilsky
            Director


         By:/s/Robert D. Adams                     Date: August 6, 2001
            ------------------                           --------------
            Robert D. Adams
            Director


         By:/s/David B. Casper                     Date: August 6, 2001
            ------------------                           --------------
            David B. Casper
            Director


         By:                                       Date:
            ----------------------                       --------------
            Margaret C. Langlie
            Director

         By:/s/S. Rick Meikle                      Date: August 6, 2001
            -----------------                            --------------
            S. Rick Meikle
            Director

         By:                                       Date:
            -------------------                          --------------
            Dean W. Mitchell
            Director

         By:                                       Date:
            ------------------                           --------------
            Steve Sundquist
            Director

         By:/s/Jesse G. Foster                     Date: August 6, 2001
            ------------------                           --------------
            Jesse G. Foster
            Director

                            Exhibit 5

                Opinion of Breyer & Associates PC

                         August 6, 2001



Board of Directors
Banner Corporation
10 S. First Avenue
Walla Walla, Washington 99362

Gentlemen and Lady:

    We have acted as special counsel to Banner Corporation, a Washington corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration Statement") under the Securities Act of 1933, as amended, relating to shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company which may be issued pursuant to the terms of the Banner Corporation 2001 Stock Option Plan (the "Plan"), all as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

    We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plans, will be duly and validly issued, fully paid, and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                 Sincerely,



                                 /s/Breyer & Associates PC

                                 BREYER & ASSOCIATES PC

                           Exhibit 23.1

                 Consent of Deloitte & Touche LLP

Independent Auditors' Consent
------------------------------------------------------------------------------


The Board of Directors
Banner Corporation
10 S. First Avenue
Walla Walla, Washington 99362

Gentlemen and Lady:

We consent to the incorporation by reference in this Registration Statement of Banner Corporation on Form S-8 of our report dated February 26, 2001, appearing in the Annual Report on Form 10-K of Banner Corporation, for the year ended December 31, 2000.




/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Seattle, Washington
August 8, 2001

                           Exhibit 23.2

        Consent of Breyer & Associates PC (see Exhibit 5)

                            Exhibit 24

              Power of Attorney (see signature page)

                           Exhibit 99.1

            Banner Corporation 2001 Stock Option Plan

                        BANNER CORPORATION

                      2001 STOCK OPTION PLAN

   1.  Plan Purpose.  The purpose of the Plan is to foster and promote the
       -------------
long-term success of the Corporation and its shareholders by a means of attracting and retaining directors, advisory directors, directors emeriti and employees of the Corporation and its Affiliates.

   2.  Definitions.  The following definitions are applicable to the Plan:
       ------------
   "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

   "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or any combination thereof, as provided in the Plan.

   "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

   "Board" -- means the board of directors of the Corporation.

   "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

   "Code" -- means the Internal Revenue Code of 1986, as amended.

   "Committee" -- means the Committee referred to in Section 3 hereof.

   "Corporation" -- means Banner Corporation, a Washington corporation, and any successor thereto.

   "Disability" -- means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

   "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under
Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

   "Market Value" -- means:

   (a) If the Shares are traded or quoted on the Nasdaq Stock Market or other national securities exchange on any date, then the Market Value shall be the average of the highest and lowest selling price on such exchange on such date or, if there were no sales on such date, then on the next prior business day on which there was a sale.

   (b) If the Shares are not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Market Value shall be a value determined by the Board in good faith on such basis as it deems appropriate.

   "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

   "Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

   "Participant" -- means any director, advisory director, director emeritus or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

   "Plan" -- means this Banner Corporation 2001 Stock Option Plan.

   "Shares" -- means the shares of common stock, $0.01 par value, of the Corporation.

   "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either
(i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director (including an advisory director or director emeritus) or employee of the Corporation or any Affiliate for purposes of any other Award.

   3.  Administration. The Plan shall be administered by a Committee consisting
       ---------------
of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

   A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

   4.  Shares Subject to Plan.
       -----------------------
       (a) Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 480,000. The Shares with respect to which Awards may be made under the Plan will be authorized and unissued Shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

       (b) During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 100,000 Shares, subject to adjustment as provided in Section 6.

   5.  Awards.  The Committee is hereby authorized to grant Options to
       -------
Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

           (i) Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

           (ii) Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than ten (10) years for either an Incentive Stock Option or a Non-Qualified Stock Option.

           (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may, in its discretion, arrange procedures for the payment of the exercise price with one or more stock brokerage firms for the purpose of allowing a Participant to make a "cashless exercise" of an Option.

           (iv) Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

           (v) Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) three years following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

   6.  Adjustments Upon Changes in Capitalization.  In the event of any change
       -------------------------------------------
in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

   7.  Effect of Merger on Options.  In the case of any merger, consolidation or
       ----------------------------
combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

   8.  Effect of Change in Control.  Each of the events specified in the
       ----------------------------
following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options granted and not fully exercisable shall become exercisable in full upon the happening of such event. Provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

   9.  Assignments and Transfers.  No Incentive Stock Option granted under the
       --------------------------
Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

   10. Employee Rights Under the Plan.  No person shall have a right to be
       -------------------------------
selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

   11. Delivery and Registration of Stock.  The Corporation's obligation to
       -----------------------------------
deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

   12. Withholding Tax.  Where a Participant or other person is entitled to
       ----------------
receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

   13. Amendment or Termination.
       -------------------------
       (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

       (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

       (c) The Committee shall not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option to reduce the exercise price of the Option. Furthermore, no Option shall be canceled and replaced with awards having a lower exercise price without further approval of the shareholders of the Company. This Section 13(c) is intended to prohibit the repricing of "underwater" Options and shall not be construed to prohibit or in any way restrict the adjustments provided for in
Section 6 of this Plan.


   14. Effective Date and Term of Plan.  The Plan shall become effective upon
       --------------------------------
the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 13 hereof.


                              * * * * *

                           Exhibit 4.1(a)

     Resolution Regarding Amendment to Articles of Incorporation of Banner
      Corporation

                           RESOLUTIONS
                                OF
                    THE BOARD OF DIRECTORS OF
                  FIRST WASHINGTON BANCORP, INC.


     WHEREAS, the Board of Directors has determined that it is in the best interest of First Washington Bancorp, Inc. ("First Washington") to amend its Articles of Incorporation to change First Washington's corporate title to reflect the name of its primary banking subsidiary, Banner Bank.

     RESOLVED, that First Washington amend its Articles of Incorporation to change its corporate title to "Banner Corporation" pursuant to the provisions of the Washington Business Corporation Act and such other rules and regulations as may be applicable to this undertaking;

     BE IT FURTHER RESOLVED, that Article I of First Washington's Articles of Incorporation be amended to read as follows:

                             Article I

                               Name

          The name of the corporation is Banner Corporation (herein the "Corporation");"

     BE IT FURTHER RESOLVED, that such amendment to Article I shall be effective on the date that First Savings Bank of Washington completes its conversion to a commercial bank under Title 30 of the Revised Code of Washington and changes its name to Banner Bank;

     BE IT FURTHER RESOLVED, that the President and Secretary of First Washington are hereby authorized and directed to take such action as is necessary or required to effectuate the amendment of First Washington's Articles of Incorporation to reflect its new corporate name;

     BE IT FURTHER RESOLVED, that all actions of the officers of First Washington heretofore taken in connection with and in furtherance of the proposed amendment of First Washington's Articles of Incorporation be and are hereby approved, ratified and confirmed; and

     BE IT FURTHER RESOLVED, that the proper officers of First Washington are hereby authorized and directed to take or cause to be taken such further actions as in their judgment are necessary or appropriate to carry out the purposes and intents of the foregoing resolutions.

                     SECRETARIAL CERTIFICATE


     I, D. Allan Roth, duly appointed and acting Secretary of First Washington Bancorp, Inc. ("First Washington"), hereby certify that the resolution attached hereto is the true and correct copy of the resolution, duly executed as of the date thereof.

     IN WITNESS WHEREOF, I have set my hand and caused the seal of First Washington to be affixed hereto this 27th day of October, 2000.

                    FIRST WASHINGTON BANCORP, INC.


                              /s/D. Allan Roth
                              ----------------
                              D. Allan Roth
                              Secretary

[SEAL]

                          Exhibit 4.2

                  Bylaws of Banner Corporation

                              BYLAWS
                                OF
                        BANNER CORPORATION

                            ARTICLE I

                         Principal Office

     SECTION 1. Principal Office. The principal office and place of business of the corporation in the state of Washington shall be located in the City of Walla Walla, Walla Walla County.

     SECTION 2. Other Offices. The corporation may have such other offices as the board of directors may designate or the business of the corporation may require from time to time.

                            ARTICLE II

                           Shareholders

     SECTION 1. Place of Meetings. All annual and special meetings of the shareholders shall be held at the principal office of the corporation or at such other place within or without the State of Washington as the board of directors may determine.

     SECTION 2. Annual Meeting. A meeting of the shareholders of the corporation for the election of directors and for the transaction of any other business of the corporation shall be held annually at such date and time as the board of directors may determine.

     SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called in accordance with the procedures set forth in the Articles of Incorporation.

     SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules prescribed by the presiding officer of the meeting, unless otherwise prescribed by these Bylaws. The board of directors shall designate, when present, the chairman or vice chairman of the board or the president to preside at such meetings.

     SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that notice of a shareholders' meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Section 23B.12.020 of the Revised Code of Washington or any subsequent successor, or the dissolution of the corporation shall be given no fewer than 20 nor more than 60 days before the meeting date. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the corporation as of the record date prescribed in Section 6 of this
Article II, with postage thereon prepaid. When any shareholders' meeting, either annual or special, is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 120 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 70 days, and in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     SECTION 7. Voting Lists. At least 10 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of 10 days prior to such meeting.
Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall be prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at the meeting.

     SECTION 8. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is present or represented at a meeting, a majority of those present or represented may transact any business which comes before the meeting, unless a greater percentage is required by law. If less than a quorum of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, and in the case of any adjourned meeting called for the election of directors, those who attend the second of the adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. All proxies shall be filed with the secretary of the corporation before or at the commencement of meetings. No proxy may be effectively revoked until notice in writing of such revocation has been given to the secretary of the corporation by the shareholder (or his duly authorized attorney in fact, as the case may be) granting the proxy. No proxy shall be valid after eleven months from the date of its execution unless it is coupled with an interest.

     SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. A certified copy of a resolution adopted by such directors shall be conclusive as to their action.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     If shares are held jointly by three or more fiduciaries, the will of the majority of the fiduciaries shall control the manner of voting or giving of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

     A shareholder, whose shares are pledged, shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 11. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the corporation to the contrary, at any meeting of the shareholders of the corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 12. Voting. Every holder of outstanding shares of capital stock of the corporation entitled to vote at any meeting shall be entitled to the number of votes (if any) as set forth in the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, by statute, or by these Bylaws, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

     SECTION 13. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

     SECTION 14. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                           ARTICLE III

                        Board of Directors

     SECTION 1. General Powers. All corporate powers shall be exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors. The board of directors shall annually elect a chairman and a vice chairman of the board and a president from among its members and shall designate, when present, either the chairman or vice chairman of the board or the president to preside at its meetings.

     SECTION 2.     Number, Term and Election.   The number of directors of the
corporation shall be fixed from time to time exclusively by resolution adopted by a majority of the total number of the corporation's directors. The board of directors shall be classified in accordance with the provisions of the corporation's Articles of Incorporation. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. One class shall be elected by ballot annually.

     SECTION 3. Regular and Special Meetings. An annual meeting of the board of directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders, and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Special meetings of the board of directors may be called by or at the request of the chairman or vice chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place within or without the State of Washington as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by
which all persons participating in the meeting can hear each other.   Such
participation shall constitute attendance in person, but shall not constitute attendance for the purpose of compensation pursuant to Section 11 of this
Article III.

     SECTION 4. Notice of Special Meeting. Written notice of any special meeting shall be given to each director at least two days prior thereto delivered personally or by telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached. If mailed to the address at which the director is most likely to be reached, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 5. Quorum. A majority of the number of directors fixed in accordance with Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 4 of this Article III.

     SECTION 6. Manner of Acting. The act of the majority of the directors present at a meeting or adjourned meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation or the laws of Washington.

     SECTION 7. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 8. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the corporation addressed to the chairman of the board, the president or the secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the chairman of the board or the president.

     SECTION 9. Removal. A director or the entire board of directors may be removed only in accordance with the procedures set forth in the Articles of Incorporation.

     SECTION 10. Vacancies. Vacancies of the board of directors may be filled only in accordance with the procedures set forth in the Articles of Incorporation.

     SECTION 11. Compensation. Directors, as such, may receive a stated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors.
Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving remuneration therefor.

     SECTION 12. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on a corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation within five
(5) days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 13. Age Limitation. No person 75 years of age or older shall be eligible for election, re-election, appointment or reappointment to the board of directors of the corporation. No director shall serve as such beyond the annual meeting immediately following his or her attainment of 75 years of age.

     SECTION 14. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the corporation.

     SECTION 15. Advisory Directors. The board of directors may by resolution appoint advisory directors to the board, who shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory director or directors emeriti shall not have the authority to participate by vote in the transaction of business.

                            ARTICLE IV

               Committees of the Board of Directors

     SECTION 1. Appointment. The board of directors may, by resolution adopted by a majority of the full board, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of any such committee.

     SECTION 2. Authority. Any such committee shall have all the authority of the board of directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the committee; and except also that no committee shall have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the Articles of Incorporation or Bylaws of the corporation, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the corporation; a revocation of any of the foregoing; the approval of a transaction in which any member of the committee, directly or indirectly, has any material beneficial interest; the filling of vacancies on the board of directors or in any committee; or the appointment of other committees of the board of directors or members thereof.

     SECTION 3.     Tenure.  Subject to the provisions of Section 7 of this
Article IV, each member of a committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the committee.

     SECTION 4. Meetings. Unless the board of directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Article IV shall be at such times and places as are determined by the board of directors, or by any such committee. Special meetings of any such committee may be held at the principal executive office of the corporation, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice shall be given in the manner provided for the giving of notice to members of the board of directors of the time and place of special meetings of the board of directors.

     SECTION 5. Quorum. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof.

     SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of any such committee.

     SECTION 7. Resignations and Removal. Any member of any committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of any committee may resign from any such committee at any time by giving written notice to the president or secretary of the corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 8. Procedure. Unless the board of directors otherwise provides, each committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

                            ARTICLE V

                             Officers

     SECTION 1. Positions. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the corporation. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the corporation to enter into an employment contract with any officer in accordance with applicable law.

     SECTION 3. Removal. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                            ARTICLE VI

              Contracts, Loans, Checks and Deposits

     SECTION 1. Contracts. Except as otherwise prescribed by these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name, unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness in the name of the corporation shall be signed by one or more officer, employee, or agent of the corporation in such manner as shall from time to time be determined by the board of directors.

     SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in any of its duly authorized depositories as the board of directors may select.

     SECTION 5.     Shares of Another Corporation.     Shares of another
corporation held by this corporation may be voted by the president or any vice president, or by proxy appointment form by either of them, unless the directors by resolution shall designate some other person to vote the shares.

                           ARTICLE VII

            Certificates for Shares and Their Transfer

     SECTION 1. Certificates for Shares. The shares of the corporation shall be represented by certificates signed by the chairman of the board of directors or by the president or a vice president and by the treasurer or by the secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     SECTION 2. Form of Share Certificates. All certificates representing shares issued by the corporation shall set forth upon the face or back that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

     Each certificate representing shares shall state upon the face thereof: that the corporation is organized under the laws of the State of Washington; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

     SECTION 3. Payment for Shares. No certificate shall be issued for any shares until such share is fully paid.

     SECTION 4. Transfer of Shares. Transfer of shares of capital stock of the corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     SECTION 5. Stock Ledger. The stock ledger of the corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

     SECTION 6. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION 7. Beneficial Owners. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by law.

                           ARTICLE VIII

                    Fiscal Year; Annual Audit

     The fiscal year of the corporation shall end on the 31st day of December of each year. The corporation shall be subject to an annual audit as of the end of its fiscal year by the independent public accountants appointed by and responsible to the board of directors.

                            ARTICLE IX

                            Dividends

     Subject to the terms of the corporation's Articles of Incorporation and the laws of the State of Washington, the board of directors may, from time to time, declare, and the corporation may pay, dividends upon its outstanding shares of capital stock.

                            ARTICLE X

                          Corporate Seal

     The corporation need not have a corporate seal. If the directors adopt a corporate seal, the seal of the corporation shall be circular in form and consist of the name of the corporation, the state and year of incorporation.

                            ARTICLE XI

                            Amendments

     In accordance with the corporation's Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the shareholders of the corporation only by vote of not less than 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.

                         *      *      *

     Adopted May 21, 1998.
     Amended August 26, 1999.
     Amended November 2000.

                               Exhibit 4.3

        Form of Certificate of Common Stock for Banner Corporation

NUMBER                    BANNER CORPORATION                      SHARES
BC-00000

                                                                COMMON STOCK
                                                               PAR VALUE $0.01

      INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON
                                                             CUSIP 06652V 10 9
                                           See Reverse For Certain Definitions


THIS CERTIFIES THAT




is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE, OF BANNER CORPORATION

     The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof or by his duly authorized attorney or legal representative upon the surrender of this Certificate properly endorsed. Such shares are non-withdrawable and not insurable by the Federal government. The Certificate and shares represented hereby are issued and shall be held subject to all provisions of the Articles of Incorporation and Bylaws of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this certificate are not a deposit or account and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

     IN WITNESS WHEREOF, Banner Corporation has caused this Certificate to be executed by its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.



COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, INC.
P.O. BOX 1596, DENVER, COLORADO 80201
TRANSFER AGENT AND REGISTRAR                [SEAL]

BY:
                   AUTHORIZED OFFICER               SECRETARY         PRESIDENT

                         BANNER CORPORATION

     The shares represented by this certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of Banner Corporation ("Corporation") as from time to time amended (copies of which are on file with the Transfer Agent and at the principal executive offices of the Corporation).
     The shares represented by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to vote in respect of the shares held in excess of the Limit, unless a majority of the whole Board of Directors, as defined, shall have by resolution granted in advance such entitlement or permission. This provision does not apply to (i) underwriters in connection with certain public sales or resales of securities of the Corporation, (ii) any proxy granted to a continuing director, as defined, by a stockholder of the Corporation, or (iii) any employee benefit plans of the Corporation. Such provision contains certain other related restrictions, including a limitation on the voting rights of securities acquired in violation of the provision. Such provision will expire five (5) years from the date of the completion of the conversion of First Savings Bank of Washington to the stock holding company form of organization.

     The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations (as defined) and other transactions, pursuant to the Articles of Incorporation, or to amend the Bylaws or certain provisions of the Articles of Incorporation.


     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as through they were written out in full according to applicable laws or regulations.

          TEN COM        -as tenants in common
          TEN ENT        -as tenants by the entireties
          JT TEN         -as joint tenants with right of survivorship and
                          not as tenants in common

          UNIF GIFT MIN ACT   -_______Custodian_______ under Uniform Gifts
                               (Cust)          (Minor)
                          to Minors Act _________
                                        (State)

Additional abbreviations may also be used though not in the above list


For value received,                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



------------------------------------------------------------------------------
  (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

----------------------------------------------------------------------- Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------- Attorney,
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
      -------------------       -----------------------------------
                                            Signature
                                NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST
                                CORRESPOND WITH NAME(S) AS WRITTEN UPON THE
                                FACE OF THE CERTIFICATE IN EVERY PARTICULAR,
                                WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
                                WHATEVER.


Signature
Guaranteed:
            ----------------------------------

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.